                                   EXHIBIT 24

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Miller and Jann A. Weaver, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Codorus Valley Bancorp, Inc.), to sign this Form 10-K and any or all amendments to this Form 10-K and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                     Title                     Date


/s/ George A. Trout, DDS          Chairman of the Board of              3/25/03
-------------------------------   Directors and Director
George A. Trout, DDS

 /s/ Larry J. Miller              President, Chief Executive Officer    3/25/03
-------------------------------   and Director
Larry J. Miller
(Principal Executive Officer)

/s/ Rodney L. Krebs               Vice Chairman of the Board            3/25/03
-------------------------------   of Directors and Director
Rodney L. Krebs

/s/ D. Reed Anderson              Director                              3/25/03
-------------------------------
D. Reed Anderson, Esq.

/s/ M. Carol Druck                Director                              3/25/03
-------------------------------
M. Carol Druck

/s/ MacGregor S. Jones            Director                              3/25/03
-------------------------------
MacGregor S. Jones

/s/ Dallas L. Smith               Director                              3/25/03
-------------------------------
Dallas L. Smith

_______________________________   Director                              3/25/03
Donald H. Warner

/s/ Michael L. Waugh              Director                              3/25/03
-------------------------------
Michael L. Waugh

/s/ Jann A. Weaver                Treasurer and Assistant Secretary     3/25/03
-------------------------------
Jann A. Weaver
(Principal Financial Officer)

/s/ Harry R. Swift                  Vice President and Secretary        3/25/03
-------------------------------
Harry R. Swift, Esq.

/s/ Diane E. Hill                   Vice President                      3/25/03
-------------------------------
Diane E. Hill

                                       69